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                            STATE OF DELAWARE                             PAGE 1

                        OFFICE OF THE SECRETARY OF STATE

            ---------------------------------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "FRENCH HOLDINGS, INC.", FILED IN THIS OFFICE ON THE FIRST DAY OF APRIL, A.D. 1996, AT 2 O'CLOCK P.M.




























                                               /s/ Edward Freel
                                               EDWARD FREEL, SECRETARY OF STATE

2604567           8100                         AUTHENTICATION:           9765816

991208559                                      DATE:       05-25-99

exh3-3-frholdinc.wpd




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                      RESTATED CERTIFICATE OF INCORPORATION

                            BEFORE PAYMENT OF CAPITAL

                                       OF

                              FRENCH HOLDINGS, INC.
                             a Delaware corporation


             French Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

             1. The name of the Corporation is French Holdings, Inc. ("the Corporation"). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 26, 1996.

             2. The Corporation has not received any payment for any of its stock.

             3. The Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware ("Delaware Law").

             4. The restatement herein set forth has been duly adopted pursuant to Section 245 of the Delaware Law. This Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Corporation's Certificate of Incorporation as heretofore restated and amended.

             5. The test of the Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:

             FIRST:      CORPORATE NAME.  The name of the Corporation is French
Holdings, Inc. (The "CORPORATION").

             SECOND: REGISTERED OFFICE AND AGENT. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

             THIRD: CORPORATE PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DECL.").



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             FOURTH:

             A. AUTHORIZED SHARES. The total number of shares which the Corporation is authorized to issue is One Hundred Three Thousand (103,000) shares. One Hundred Thousand (100,000) shares shall be designated Common Stock, par value $.0001 per share (the "Common Stock"), of which Ninety-Four Thousand Five Hundred (94,500) shares shall be designated Class A Common Stock (the "Class A Common Stock"), Five Thousand (5,000) shares shall be designated Class B Common Stock (the "Class B Common Stock"), Five Hundred (500) shares shall be designated Class C Common Stock (the "Class C Common Stock"). Three Thousand (3,000) shares shall be designated Preferred Stock (the "Preferred Stock"), of which One Thousand Five Hundred (1,500) shares shall be designated Series A Convertible Preferred Stock, par value $.0001 per share (the "SERIES A PREFERRED STOCK"), and One Thousand Five Hundred (1,500) shares shall be designated Series B Redeemable Preferred Stock, par value $.0001 per share (the "Series B Preferred Stock").

             B. SERIES A PREFERRED STOCK. The powers, preferences and rights of the Series A Preferred Stock, and the qualifications, limitations or restrictions thereof, are as follows:

             1. RANK. The Series A Preferred Stock shall, with respect to dividend rights and rights of liquidation, winding up and dissolution, rank (i) on a parity with the Series B Preferred Stock and (ii) senior to all other equity securities of the Corporation, including all classes of the Corporation's Common Stock and all subsequently issued preferred stock of the Corporation (all of such equity securities of the Corporation to which the Series A Preferred Stock and the Series B Preferred Stock rank senior, including, without limitation, the Common Stock, are collectively referred to herein as the "JUNIOR SECURITIES").

             2. DIVIDENDS.

             (a) The holders of shares of Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative cash dividends at the per share rate of $700.00 per annum, or $175.00 per quarter for each of the quarterly periods ending on the last day of March, June, September and December of each year, and no more, payable in arrears on each succeeding April 1, July 1, October 1 and January 1, respectively, commencing on the later of January 1, 1997 and the first dividend payment date after the date of original issue; PROVIDED that: (i) if any such payment date is not a Business Day then such dividend shall be payable on the next Business Day, and (ii) accumulated and unpaid dividends for any prior quarterly period may be paid at any time. The term "BUSINESS DAY" whenever used herein with reference to the Preferred Stock means a day other than a Saturday, Sunday or day on which banking institutions in New York or Wisconsin are authorized or required to remain closed. Such dividends shall accrue and be cumulative from the date of original issue of each share of Series A Preferred Stock, whether or not there are funds legally available for the payment of dividends on any payment date. Each such dividend shall be paid to the holders of record of the shares of Series A Preferred Stock as they appear on the share register of the Corporation on such record date, not more than 60 days nor less than 10 days preceding the dividend payment date, as shall be fixed by the Board of Directors or a duly authorized committee thereof.

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                  (b) If dividends are not paid in full, or declared in full and sums set apart for the payment thereof, upon the shares of Series A Preferred Stock and Series B Preferred Stock, all dividends declared upon shares of Series A Preferred Stock and shares of Series B Preferred Stock shall be paid or declared pro rata so that in all cases the amount of dividends paid or declared per share on the Series A Preferred Stock and the Series B Preferred Stock shall bear to each other the same ratio that unpaid accumulated dividends per share, including dividends accrued or in arrears, if any, on the shares of Series A Preferred Stock and the shares of Series B Preferred Stock bear to each other. Unless and until full cumulative dividends on the shares of Series A Preferred Stock in respect of all past quarterly dividend periods have been paid, and the full amount of dividends on the shares of Series A Preferred Stock in respect of the then current quarterly dividend period shall have been or are contemporaneously declared in full and sums set aside for the payment thereof,
(i) no dividends shall be paid or declared and set aside for payment or other distribution made upon any of the Junior Securities, other than in shares of, or warrants or rights to acquire, Junior Securities; and (ii) no shares of Junior Securities or Series B Preferred Stock shall be redeemed, retired, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Corporation or any subsidiary of the Corporation (except by conversion into or exchange for shares of Junior Securities or pursuant to a Management Repurchase Note delivered in accordance with the provisions of the Stockholders Agreement or an Employee Stockholder Agreement). Holders of shares of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or shares of capital stock, in excess of full accrued and cumulative dividends as herein provided. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments on the shares of Series A Preferred Stock that may be in arrears.

                  The terms "accrued dividends," "dividends accrued" and "dividends in arrears," whenever used herein with reference to shares of Preferred Stock shall be deemed to mean an amount which shall be equal to dividends thereon at the annual dividend rates per share for the respective series from the date or dates on which such dividends commence to accrue to the end of the then current quarterly dividend period for such Preferred Stock (or, in the case of redemption, to the date of redemption), whether or not earned or declared and whether or not assets for the Corporation are legally available therefor, less the amount of all such dividends paid, or declared in full and sums set aside for the payment thereof, upon such shares of Preferred Stock.

                  (c) Dividends payable on the shares of Series A Preferred Stock for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

                  3. OPTIONAL REDEMPTION AND MANDATORY REDEMPTION.

                  (a) The shares of Series A Preferred Stock are redeemable in cash at the option of the Corporation by resolution of its Board of Directors, in whole or from time to time in part:

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                           (i) at any time upon giving notice as provided in
                  SECTION B.3(e) of this ARTICLE FOURTH, provided that the holders of a majority of the outstanding shares of Series A Preferred Stock consent to such redemption, at a redemption price equal to the sum of (A) $10,000 for each share of Series A Preferred Stock called for redemption plus (B) all dividends accrued and unpaid on the shares of Series A Preferred Stock up to the date fixed for redemption, (such price, plus such dividends accrued and unpaid, shall be hereinafter referred to as the "SERIES A PREFERRED REDEMPTION PRICE"); or

                           (ii) at any time on or after April 2, 2001 at the
                  Series A Preferred Redemption Price, upon giving notice as provided in SECTION B.3(e) of this ARTICLE FOURTH.

                  (b) To the extent any shares of Series A Preferred Stock have not been redeemed pursuant to SECTION B.3(a) of this ARTICLE FOURTH by April 2, 2006 (the "SERIES A PREFERRED MANDATORY REDEMPTION DATE"), the Corporation shall, on the Series A Preferred Mandatory Redemption Date, redeem all shares of Series A Preferred Stock then outstanding at the Series A Preferred Redemption Price. The Series A Preferred Redemption Price shall be payable in cash.

                  (c) If, for any reason, the Corporation shall fail to discharge its mandatory redemption obligations pursuant to Section B.3(b) of this Article Fourth, such purchase obligations shall be discharged as soon as the Corporation is able to discharge such obligations. If and so long as any mandatory redemption obligations with respect to the shares of the Series A Preferred Stock shall not be fully discharged, the Corporation shall not, directly or indirectly:

                           (i) declare or pay any dividend on any Junior
                  Securities or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of, or purchase, redeem or retire, any Junior Securities, make any distribution in respect of Junior Securities, either directly or indirectly and whether in cash or property or in obligations or shares of the Corporation (other than in Junior Securities); or

                           (ii) purchase or redeem (except in either case for
                  consideration payable in Junior Securities) any Junior Securities then outstanding.

Dividends shall continue to accrue on a cumulative basis with respect to any shares of Series A Preferred Stock subject to a mandatory redemption obligation that has not been discharged by the Corporation pursuant to SECTION B.3(b) of this ARTICLE FOURTH.

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                  (d) If less than all of the outstanding shares of Series A
Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors, and the shares to be redeemed shall be determined pro rata or by lot or in such other manner and subject to such regulations as the Board of Directors in its sole discretion shall prescribe.

                  (e) At least 10 days but not more than 60 days prior to the date fixed for any optional redemption of shares of Series A Preferred Stock pursuant to SECTION B.3(a) of this ARTICLE FOURTH or the Series A Preferred Mandatory Redemption Date (such date for optional redemption together with the Series A Preferred Mandatory Redemption Date shall be hereinafter referred to as the "SERIES A PREFERRED REDEMPTION DATE"), a written notice shall be mailed to each holder of record of shares of Series A Preferred Stock to be redeemed in a Postage prepaid envelope addressed to such holder at such holder's post office address as shown on the records of the Corporation, notifying such holder of the Series A Preferred Mandatory Redemption Date or the election of the Corporation to redeem such shares, stating the date fixed for redemption thereof, specifying the Series A Preferred Redemption Price and the then effective conversion rate, and calling upon such holder to surrender to the Corporation on the Series A Preferred Redemption Date at the place designated in such notice and the certificate or certificates representing the number of shares specified in such notice of redemption. On or after the Series A Preferred Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed shall surrender the certificate or certificates for such shares to the Corporation at the place designated in such notice, and against such surrender the Series A Preferred Redemption Price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                  (f) If a notice of redemption has been given pursuant to SECTION B.3 (e) of this ARTICLE FOURTH and any holder of shares of Series A Preferred Stock shall, prior to the close of business on the last Business Day preceding the Series A Preferred Redemption Date, give written notice to the Corporation pursuant to SECTION B.6 of this ARTICLE FOURTH of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, a duly executed notice of election to convert and instruments of transfer and such taxes, stamps, funds or other evidence of payment, as required by SECTION B.6 of this ARTICLE FOURTH), then such redemption shall not become effective as to such shares to be converted, such conversion shall become effective as provided in SECTION B.6 of this ARTICLE FOURTH and any monies deposited or set aside by the Corporation for the redemption of such shares of converted Series A Preferred Stock shall revert to the general funds of the Corporation.

                  (g) From and after the Series A Preferred Redemption Date (unless default shall be made by the Corporation in payment in full of the Series A Preferred Redemption Price), all dividends on the shares of Series A Preferred Stock designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the Series A Preferred Redemption Price of such shares (including all accrued and unpaid dividends up to the Series A Preferred Redemption Date) upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not

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thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation and shall not be deemed to be outstanding for any purpose whatsoever.

                  (h) Shares of Series A Preferred Stock redeemed, repurchased or retired pursuant to the provisions of this SECTION B.3 or surrendered to the Corporation upon conversion shall thereupon be retired and may not be reissued.

                  4. VOTING RIGHTS. Except as otherwise provided in SECTION B.7 of this ARTICLE FOURTH or as required under the DECL., the holders of shares of Series A Preferred Stock shall not be entitled to vote on any matter submitted to a vote of stockholders of the Corporation. Any vote expressly required by SECTION B.7 of this ARTICLE FOURTH or by the DECL. may be given in person or by proxy, either in writing without a meeting or by vote at any meeting called for such purpose.

                  5. LIQUIDATION RIGHTS.

                  (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or otherwise, the holders of shares of Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, in cash, the amount of $10,000 for each share of Series A Preferred. Stock, plus an amount equal to all dividends accrued and unpaid on each such share up to the date fixed for distribution, before any distribution shall be made to the holders of shares of Junior Securities. If upon any liquidation, dissolution or winding up of the Corporation, the assets distributable among the holders of shares of Series A Preferred Stock and the shares of Series B Preferred Stock are insufficient to permit the payment in full to the holders of all such shares of all preferential amounts payable to such holders, then the entire assets of the Corporation so distributable shall be distributed ratably among the holders of the shares of Series A Preferred Stock and the shares of Series B Preferred Stock in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

                  (b) The holder of any shares of Series A Preferred Stock shall not be entitled to receive any payment owed for such shares under this SECTION
B.5 until such holder shall cause to be delivered to the Corporation (i) the certificate(s) representing such shares and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to surrender such shares to the Corporation free of any adverse interest.

                  (c) After the payment of the full preferential amounts provided for herein to the holders of shares of Series A Preferred Stock, such holders shall not be entitled to any other or further participation in the distribution of the assets of the Corporation.

                  6. CONVERSION.

                  (a) OPTIONAL CONVERSION. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share into (i) 2.26372 fully paid and nonassessable shares of Class A Common Stock (the "Common Stock Conversion Shares") and (ii) one fully paid and nonassessable shares of Series B Preferred

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Stock (the "Series B Conversion Shares"). However, the Common Stock Conversion
Shares and the Series B Conversion Shares shall be subject to adjustment from time to time in accordance with SECTION B.6(d) of this ARTICLE FOURTH.

                  (b) AUTOMATIC CONVERSION. Each share of Series A Preferred Stock shall automatically convert into shares of fully paid and nonassesable Class A Common Stock and Series B Preferred Stock, without any further action required on the part of the holder thereof, either:

                      (i) immediately prior to the closing of the
                  Corporation's initial underwritten public offering pursuant to a Registration Statement filed with and declared effective by the Securities Exchange Commission under the Securities Act of 1933, as amended, which is an IPO Event; or

                     (ii) any consolidation or merger to which the
                  Corporation is a party other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock or Series A Preferred Stock; or

                     (iii) any sale or conveyance of all or substantially
                  all of the property or business of the Corporation as an entirety (including, in the case of any of the foregoing events, any statutory exchange of securities with another corporation).

The number of shares of Class A Common Stock issuable upon such automatic conversion of a share of Class A Preferred Stock shall be equal to the Common Stock Conversion Shares as in effect at such time and the number of shares of Series B Preferred Stock shall be equal to the Series B Conversion Shares as in effect at such time.

                  (c) MECHANICS OF CONVERSION. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Class A Common Stock and Series B Preferred Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for Series A Preferred Stock and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Class A Common Stock and Series B Preferred Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Class A Common Stock and Series B Preferred Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such

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surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Class A Common Stock and Series B Preferred Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock and Series B Preferred Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person converting such Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities and the person(s) entitled to receive the Class A Common Stock and Series B Preferred Stock issuable upon such conversion of Series A Preferred Stock shall not be deemed to be record holders of such Class A Common Stock and Series B Preferred Stock until immediately prior to the closing of such sale of securities. No payment or adjustment shall be made on conversion for any dividends payable on the Class A Common Stock delivered on conversion. Effective as of any conversion, the Corporation shall be excused from paying any dividends on the shares converted, except for any dividends accrued and unpaid through the day of conversion.

                  (d) ANTIDILUTION PROVISIONS. The Common Stock Conversion Shares and the Series B Conversion Shares shall be subject to adjustment from time to time as follows:

                      (i)  STOCK DIVIDENDS; STOCK SPLITS; REVERSE STOCK
                  SPLITS; RECLASSIFICATIONS. In case the Corporation shall (A) pay a dividend or make any other distribution with respect to its Class A Common Stock in shares of its capital stock, (B) subdivide its outstanding Class A Common Stock, (C) combine its outstanding Class A Common Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Class A Common Stock (including any such reclassification in connection with a merger, consolidation or other business combination in which the Corporation is the continuing corporation) then the Common Stock Conversion Shares issuable upon conversion of a share of Series A Preferred Stock immediately prior to the record date for such dividend or distribution or the effective date of such subdivision or combination shall be adjusted so that the holder of a share of Series A Preferred Stock shall thereafter be entitled to receive the kind and number of shares of Class A Common Stock or other securities of the Corporation that such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such share of Series A Preferred Stock been converted immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this SECTION B.6(d) (i) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

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                      (ii) RIGHTS; OPTIONS; WARRANTS.

                       (A) In case the Corporation shall issue rights,
                  options, warrants or convertible or exchangeable securities (other than a convertible or exchangeable security subject to SECTION B.6(d)(i) of this ARTICLE FOURTH) to all holders of its Common Stock, entitling them to subscribe for or purchase shares of Common Stock at a price per share of Common Stock that is lower (at the close of business on the Business Day immediately prior to the record date for such issuance) than the Current Market Value per share of Class A Common Stock, then the Common Stock Conversion Shares thereafter issuable upon the conversion of a share of Series A Preferred Stock shall be determined by multiplying the Common Stock Conversion Shares theretofore issuable upon the conversion of a share of Series A Preferred Stock by a fraction, of which the numerator shall be the number of shares of Common Stock Outstanding on a Fully Diluted Basis on the date of issuance of such rights, options, warrants or convertible or exchangeable securities, plus the number of additional shares of Common Stock to be issued upon exercise, conversion or exchange of such rights, options, warrants or convertible or exchangeable securities and of which the denominator shall be the number of shares of Common Stock Outstanding on a Fully Diluted Basis on the date of issuance of such rights, options, warrants or convertible or exchangeable securities, plus the number of shares of Common Stock which the aggregate consideration to be received by the Corporation in connection with such issuance would purchase at the then Current Market Value per share of Class A Common Stock.

                       (B) For purposes of this SECTION B.6(d) (ii), the
                  consideration received by the Corporation in connection with the issuance of rights, options, warrants or convertible or exchangeable securities shall be deemed to be the consideration received by the Corporation for such rights, options, warrants or convertible or exchangeable securities, plus the consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby.

                       (C) Any adjustment pursuant to this SECTION B.6(d) (ii)
                  shall be made whenever any such rights, options, warrants or convertible or exchangeable securities are issued, but shall also become effective retroactively in respect of conversions made between the record dates for the determination of stockholders entitled to receive such rights, options, warrants or convertible or exchangeable securities and the date such rights, options, warrants or convertible or exchangeable securities are issued.

                       (D) For purposes of adjustments under this SECTION
                  B.6(d)(ii), if the Corporation shall issue rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Class A Common Stock" and the "consideration" receivable by or payable to the Corporation for purposes of the first sentence of this SECTION B.6(d)(ii), the Board of Directors of the Corporation shall determine, in good faith, the fair value of such property. In case the Corporation shall issue rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, together with one or more other securities as part of a unit at a price per unit, then in determining the "price per share of Class A Common Stock" and the "consideration" receivable by or payable to the Corporation for purposes of the first sentence of this SECTION B.6(d)(ii), the Board of Directors of the Corporation shall determine, in good faith, the fair value of the rights, options, warrants or convertible or exchangeable securities then being sold as part of such unit.

                     (iii) ISSUANCE OF COMMON STOCK AT LOWER VALUES.

                       (A) In case the Corporation shall, in a transaction
                  in which SECTION 13.6(d)(ii) of this ARTICLE FOURTH is inapplicable, issue or sell shares of Common Stock, or rights, options (other than options issued pursuant to the French Holdings, Inc. 1996 Performance Stock Option Plan), warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, at a price per share of Common Stock that is lower than the then Current Market Value per share of the Class A Common Stock in effect immediately prior to such sale or issuance, then the Common Stock Conversion Shares thereafter issuable upon the conversion of a share of Series A Preferred Stock shall be determined by multiplying the Common Stock Conversion Shares theretofore issuable upon the conversion of a share of Series A Preferred Stock by a fraction, of which the numerator shall be the number of shares of Common Stock Outstanding on a Fully Diluted Basis on the date of issuance of such shares of Common Stock or rights, options, warrants or convertible or exchangeable securities, plus the number of additional shares of Common Stock offered for subscription or purchase or to be issued upon exercise, conversion or exchange of such rights, options, warrants or convertible or exchangeable securities and of which the denominator shall be the number of shares of Common Stock Outstanding on a Fully Diluted Basis on the date of issuance of such shares of Common Stock or rights, options, warrants or convertible or exchangeable securities, plus the number of shares of Common Stock which the aggregate consideration to be received by the Corporation in connection with such issuance would purchase at the then Current Market Value per share of Class A Common Stock.

                       (B) For purposes of such adjustments under this
                  SECTION B.6(d)(iii), the shares of Common Stock which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of the sale and issuance of the rights, warrants or convertible or exchangeable securities and the consideration received by the Corporation therefor shall be deemed to be the consideration received by the Corporation for such rights, options, warrants or convertible or exchangeable securities, plus the consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby.

                       (C) In case the Corporation shall issue and sell
                  shares of Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Class A Common Stock" and the "consideration" receivable by or payable to the Corporation for purposes of the first sentence of this SECTION B.6(d)
                  (iii), the Board of Directors of the Corporation shall determine, in good faith, the fair value of such property. In case the Corporation shall issue and sell rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, together with one or more other securities as part of a unit at a price per unit, then in determining the "price per share of Class A Common Stock" and the "consideration" receivable by or payable to the Corporation for purposes of the first sentence of this SECTION B.6(d)(iii), the Board of Directors of the Corporation shall determine, in good faith, the fair value of the rights, options, warrants or convertible or exchangeable securities then being sold as part of such unit.

                      (iv) DISTRIBUTIONS OF CASH, DEBT, ASSETS. SUBSCRIPTION
                  RIGHTS OR CONVERTIBLE SECURITIES.

                       (A) In case the Corporation shall fix a record date
                  for the making of a distribution to all holders of shares of its Common Stock of cash, evidences of indebtedness of the Corporation, assets or securities (excluding those referred to in Section B.6(d)(ii) of this ARTICLE FOURTH and excluding cash dividends which are not Extraordinary Dividends) (any such cash, evidences of indebtedness, assets or securities, the "Assets or Securities"), then, at the election of the Corporation, either (I) the Common Stock Conversion Shares theretofore issuable after such record date upon conversion of a share of Series A Preferred Stock shall be adjusted by multiplying the Common Stock Conversion Shares theretofore issuable upon the conversion of a share of Series A Preferred Stock immediately prior to such record date by a fraction, the numerator of which shall be the then Current Market Value per share of Class A Common Stock at the close of business on the Business Day immediately prior to the record date for such distribution and the denominator of which shall be the then Current Market Value per share of Class A Common Stock at the close of business on the Business Day immediately prior to the record date for such distribution less an amount equal to the then fair value (as determined by the Board of Directors of the Corporation acting in good faith) of the Assets or Securities applicable to one share of Class A Common Stock, or
                  (II) adequate provision shall be made so that in the event of a conversion of a share of Series A Preferred Stock the Holder of the Series A Preferred Stock shall have the right to receive, in addition to Common Stock Conversion Shares, at the election of the Corporation, either (A) the Assets or Securities to which such holder would have been entitled as a holder of Class A Common Stock if such holder had converted such holder's share of Series A Preferred Stock immediately prior to the record date for such distribution or (B) the cash equivalent of such Assets or Securities.

                       (B) If the Corporation elects to adjust the number of
                  Common Stock Conversion Shares issuable upon the conversion of a share of Series A Preferred Stock pursuant to SECTION B.6(d)(iv)(A)(I) of this ARTICLE FOURTH, such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution; PROVIDED that the Corporation shall deliver to any holder that converts a share of Series A Preferred Stock after any such record date, but prior to the related distribution, a due bill or other appropriate instrument evidencing such holder's right to receive such distribution upon its occurrence.

                       (C) Notwithstanding the foregoing, the Corporation
                  shall not elect the adjustment provided for in SECTION B.6(d)(iv)(A)(I) of this ARTICLE FOURTH if the then fair value (as determined by the Board of Directors of the Corporation acting in good faith) of the Assets or Securities applicable to one share of Common Stock is equal to or greater than the then Current Market Value per share of Class A Common Stock at the close of business on the Business Day immediately prior to the record date for such distribution.

                       (v) EXPIRATION OF RIGHTS, OPTIONS AND CONVERSION
                  PRIVILEGES. Upon the expiration of any rights, options, warrants or conversion or exchange privileges that have previously resulted in an adjustment hereunder, if any thereof shall not have been exercised, the Common Stock Conversion Shares issuable upon the conversion of a share of Series A Preferred Stock shall, upon such expiration, be readjusted and shall thereafter, upon any future conversion, be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise plus the consideration, if any, actually received by the Corporation for issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; PROVIDE that no such readjustment shall have the effect of decreasing the Common Stock Conversion Shares by a number, in excess of the number of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

                      (vi) NO ADJUSTMENT FOR ORDINARY DIVIDENDS. Except as
                  otherwise provided in this SECTION B.6(d), no adjustment in respect of any ordinary dividends declared and paid on Common Stock, or on any other capital stock of the Corporation, shall be made to the Common Stock Conversion Shares.

                     (vii) DE MINIMIS ADJUSTMENTS. Except as provided in
                  SECTION B.6(d)(iii) of this ARTICLE FOURTH with reference to adjustments required by such SECTION B.6(d)(iii) of this ARTICLE

                  FOURTH, no adjustment in the shares of Common Stock Conversion Shares issuable hereunder shall be required unless cumulative adjustments would require an increase or decrease of at least one percent (1%) in the number of shares of Class A Common Stock issuable upon the conversion of a share of Series A Preferred Stock; PROVIDED that any adjustments which by reason of this SECTION B.6(d)(vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made and rounded to the nearest one-thousandth of a share (with calculations of five ten-thousandth and above rounded up, and calculations less than five ten-thousandths rounded down).

                     (viii) OTHER ADJUSTMENTS. In the event that at any
                  time, as a result of an adjustment made pursuant to this SECTION B.6(d), the registered holders of the Series A Preferred Stock shall become entitled to receive any securities of the Corporation other than shares of Class A Common Stock, thereafter the number of such other securities so receivable upon the conversion of a share of Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Class A Common Stock contained in this SECTION B.6(d).

                      (ix) OTHER DILUTIVE EVENTS. In case any event shall
                  occur as to which the other provisions of this SECTION B.6(d) are not strictly applicable but the failure to make any adjustment would not fairly protect the conversion rights of the Series A Preferred Stock in accordance with the essential intent and principles of this SECTION B.6(d), then, in each such case, the Corporation shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Corporation), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this SECTION B.6(d), necessary to preserve, without dilution, the conversion rights of this SECTION B.6(d). Upon receipt of such opinion, the Corporation will promptly mail a copy thereof to each record holder of Series A Preferred Stock and shall make the adjustments described therein.

                  (e) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this SECTION B.6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Preferred Stock against impairment.

                  (f) FRACTIONAL SHARES; CERTIFICATE AS TO ADJUSTMENTS. Prior to an IPO Event, fractional shares of Class A Common Stock and Series B Preferred Stock may be issued upon conversion of shares of Series A Preferred Stock. After an IPO Event, no fractional shares shall be issued upon conversion of shares of Series A Preferred Stock. After an IPO Event, if one or more shares of Series A Preferred Stock shall be presented for conversion at the same time by the same stockholder, the number of full shares of Class A Common Stock and Series B Preferred Stock which shall be issuable upon the conversion thereof shall be computed on the basis of the aggregate number of shares of Class A Common Stock and Series B Preferred Stock to be issued upon conversion of the Series A Preferred Stock so presented. If any fraction of shares of Class A Common Stock or Series B Preferred Stock would, except for the provisions of this SECTION D.6(f), be issuable on the conversion of shares of Series A Preferred Stock, the Corporation shall pay an amount in cash equal to the Current Market Value of one share of the Class A Common Stock or one share of Series B Preferred Stock, as the case may be, on the Business Day immediately preceding the date the share of Series A Preferred Stock is presented for conversion multiplied by such fraction. Upon the occurrence of each adjustment or readjustment of the Common Stock Conversion Shares pursuant to this SECTION B.6, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of shares of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Common Stock Conversion Shares and Preferred Stock Conversion Shares at the time in effect, and (iii) the number of shares of Class A Common Stock and Series B Preferred Stock and the amount, if any, of other property which at the time would be received upon the conversion of shares of Series A Preferred Stock.

                  (g) NOTICES OF RECORD DATE. In the event that the Corporation shall propose at any time:

                      (i) to declare any dividend or distribution upon its Common Stock, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                      (ii) to offer for subscription pro rata to the
                  holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                      (iii) to effect any reclassification or
                  recapitalization of its Common Stock outstanding involving a change in the Common Stock;

                      (iv) to merge or consolidate with or into any other
                  corporation or other entity or person, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up; or

                      (v) any firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Class A Common Stock for the account of the Corporation;

then, in connection with each such event, the Corporation shall send to the holder of Series A Preferred Stock:

                           (1)  at least twenty days' prior written
                      notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

                           (2)  in the case of the matters referred to
                      in (iii), (iv) and (v) above, at least twenty days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon the occurrence of such event).

                      Each written notice shall be delivered personally or given by United States mail, return receipt requested, postage prepaid, addressed to the holders of Series A Preferred Stock at the address for each such holder as shown on the books of the Corporation.

                  (h) TRANSFER TAXES. If a holder converts shares of Series A Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Class A Common Stock and Series B Preferred Stock upon the conversion. The holder, however, shall pay to the Corporation the amount of any tax which is due (or shall establish to the satisfaction of the Corporation the payment thereof or that no such payment is due) if the shares are to be issued in a name other than the name of such holder.

                  (i) RESERVATION OF SHARES. The Corporation shall reserve and shall at all times have reserved out of its authorized but unissued shares of Class A Common Stock and Series B Preferred Stock, solely for the purpose of effecting the conversion of Series A Preferred Stock, enough shares of Class A Common Stock and Series B Preferred Stock to permit the conversion of the then outstanding shares of Series A Preferred Stock. All shares of Class A Common Stock and Series B Preferred Stock which may be issued upon conversion of shares of Series A Preferred Stock shall be validly issued, fully paid and nonassessable. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized number of shares of Class A Common Stock or Series B Preferred Stock if at any time the number of shares of Class A Common Stock or Series B Preferred Stock, as the case may be, authorized but not outstanding shall not be sufficient to permit conversion of all then-outstanding shares of Series A Preferred Stock. In order that the Corporation may issue shares of Class A Common Stock and Series B Preferred Stock upon conversion of shares of Series A Preferred Stock, the Corporation shall use its reasonable best effort to assure that all such shares of Class A Common Stock and Series B Preferred Stock may be so issued without violation of any applicable law or governmental regulations or any requirements of any domestic securities exchange upon which shares of Common Stock or Preferred Stock of the relevant series may be listed (except for official notice of issuance which shall be immediately transmitted by the Corporation upon issuance).

                  (j) In the event that, as a result of an adjustment made pursuant to SECTION B.6(c) (viii) of this ARTICLE FOURTH, the holder of any shares of Series A Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than shares of Class A Common Stock, thereafter the number of such other shares so receivable upon conversion of any shares of Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Class A Common Stock contained in this SECTION B.6.

                  (k) In the event that there are any stock dividends, stock splits, reverse stock splits, reclassifications or similar transactions to the Series B Preferred Stock, the Series B Conversion Shares shall be appropriately adjusted to reflect such stock dividend, stock split, reverse stock split, reclassification or similar transaction.

                  7. LIMITATIONS. In addition to any other rights provided by applicable law, so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote, or the written consent as provided by law, of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting separately as a class,

                  (a) create, authorize or issue any class or series of Preferred Stock or any other class of capital stock ranking either as to payment of dividends or distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with, or having preference or priority over, the Series A Preferred Stock (other than the Series B Preferred Stock); or

                  (b) change the powers, preferences or rights with respect to the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely;

PROVIDED, HOWEVER, any vote which would adversely affect the amount or timing of the payment of dividends on the Series A Preferred Stock, the amount or timing of the payment of the Series A Redemption Price, any amounts paid pursuant to SECTION B.5 of this ARTICLE FOURTH, the computation of the Series A Conversion Shares or the computation of the Series B Conversion Shares would require the affirmative vote of the holders of all of the outstanding shares of Series A Preferred Stock; and PROVIDED, FURTHER, (except as otherwise required by applicable law) nothing herein contained shall require such a vote or consent in connection with (i) any increase in the total number of authorized shares of Common Stock, or (ii) the authorization or increase of any class or series of shares ranking, as to dividends and in liquidation, dissolution or winding up of the affairs of the Corporation, junior to the Series A Preferred Stock; PROVIDED that no such vote or written consent of the holders of the shares of Series A Preferred Stock shall be required if, at or prior to the time when the issuance of any such shares ranking on a parity with, or having preference or priority over, the Series A Preferred Stock is to be made or any such change is to take effect, as the case may be, provision is made for the redemption of all the then outstanding shares of Series A Preferred Stock.

                  8. DIVIDEND RECEIVED DEDUCTION. For federal income tax purposes, the Corporation shall report distributions on the Series A Preferred Stock as dividends, to the extent of the Corporation's current and accumulated earnings and profits (as determined for federal income tax purposes). In addition, the Corporation covenants not to take any action voluntarily which could reasonably be expected to cause dividends on the Series A Preferred Stock to fail to be eligible for the dividend received deduction pursuant to Section 243 of the Internal Revenue Code of 1986, as amended from time to time.

                  9. CERTAIN DEFINITIONS. The following terms shall have the meanings ascribed to them below:

                  "BUSINESS DAY" means any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

                  "CURRENT MARKET VALUE" means on any date specified herein, the amount per share of the Class A Common Stock, equal to (a) the last sale price of such Class A Common Stock, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which such Class A Common Stock is then listed or admitted to trading or (b) if such Class A Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Common Stock on such date, or (c) if there shall have been no trading on such date or if the Class A Common Stock is not so designated, the average of the closing bid and asked price of the Class A Common Stock on such date as shown by the NASD automated quotation system, or (d) if such Class A Common Stock is not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market, the Fair Market Value (as defined in the Stockholders Agreement). Any determination made in good faith by the Corporation's Board of Directors as to the Current Market Value of the Class A Common Stock shall be binding on the Corporation and all Holders.

                  "EMPLOYEE STOCKHOLDER AGREEMENT" has the meaning specified in the Stockholders Agreement.

                  "EXTRAORDINARY DIVIDEND" means any dividend or other distribution of cash or other property (other than Common Stock) made with respect to Common Stock which the Board of Directors declare generally to be other than an ordinary dividend.

                  "IPO EVENT" has the meaning specified in the Stockholders Agreement.

                  "MANAGEMENT REPURCHASE NOTE" has the meaning specified in the Stockholders Agreement.

                  "NASD" means The National Association of Securities Dealers.

                  OUTSTANDING ON A FULLY DILUTED BASIS: An amount equal to the total outstanding number of shares of Common Stock assuming the conversion or exchange of all outstanding shares of securities convertible or exchangeable into Common Stock of the Corporation and the exercise of all warrants, options and other rights (including, without limitation, employee stock options (other than options issued pursuant to the French Holdings, Inc. 1996 Performance Stock Option Plan)) to purchase shares of Common Stock of the Corporation.

                  "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement dated as of April 1996, by and among the Corporation, the Stockholders (as defined therein) and the Note Purchasers (as defined therein), as such agreement may be amended, supplemented or otherwise modified from time to time after the date hereof.

                  "WINDWARD GROUP" has the meaning specified in the Stockholders Agreement.

                  C. SERIES B PREFERRED STOCK. No shares of Series B Preferred Stock shall be issued except pursuant to the conversion of the Series A Preferred Stock. The powers, preferences and rights of the Series B Preferred Stock, and the qualifications, limitations or restrictions thereof, are as follows:

                  1. RANK. The Series B Preferred Stock shall, with respect to dividend rights and rights of liquidation, winding up and dissolution, rank (i) on a parity with the Series A Preferred Stock and (ii) senior to any of the Junior Securities.

                  2.  DIVIDENDS.

                  (a) The holders of shares of Series B Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative cash dividends at the per share rate of $700 per annum, or $175 per quarter for each of the quarterly periods ending on the last day of March, June, September and December of each year, and no more, payable in arrears on each succeeding April 1, July 1, October 1 and January 1, respectively, commencing on the later of January 1, 1997 and the first dividend payment date after the date of original issue; PROVIDED that: (i) if any such payment date is not a Business Day then such dividend shall be payable on the next Business Day, and (ii) accumulated and unpaid dividends for any prior quarterly period may be paid at any time. Such dividends shall accrue and be cumulative from the date of original issue of each share of Series B Preferred Stock, whether or not there are funds legally available for the payment of dividends on any payment date. Each such dividend shall be paid to the holders of record of the shares of Series B Preferred Stock as they appear on the share register of the Corporation on such record date, not more than 60 days nor less than 10 days preceding the dividend payment date, as shall be fixed by the Board of Directors or a duly authorized committee thereof.

                  (b) If dividends are not paid in full, or declared in full and sums set apart for the payment thereof, upon the shares of Series B Preferred Stock and Series A Preferred Stock, all dividends declared upon shares of Series B Preferred Stock and shares of Series A Preferred Stock shall be paid or declared pro rata so that in all cases the amount of dividends paid or declared per share on the Series B Preferred Stock and the Series A Preferred Stock shall bear to each other the same ratio that unpaid accumulated dividends per share, including dividends accrued or in arrears, if any, on the shares of Series B Preferred Stock and the shares of Series A Preferred Stock bear to each other. Unless and until full cumulative dividends on the shares of Series B Preferred Stock in respect of all past quarterly dividend periods have been paid, and the full amount of dividends on the shares of Series B Preferred Stock in respect of the then current quarterly dividend period shall have been or are contemporaneously declared in full and sums set aside for the payment thereof,
(i) no dividends shall be paid or declared and set aside for payment or other distribution made upon any of the Junior Securities, other than in shares of, or warrants or rights to acquire, Junior Securities; and (ii) no shares of Junior Securities or shares of Series A Preferred Stock shall be redeemed, retired, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Corporation or any subsidiary of the Corporation (except by conversion into or exchange for shares of Junior Securities or pursuant to a Management Repurchase Note delivered in accordance with the provisions of the Stockholders Agreement or an Employee Stockholder Agreement). Holders of shares of Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or shares of capital stock, in excess of full accrued and cumulative dividends as herein provided. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments on the shares of Series B Preferred Stock that may be in arrears.

                  (c) Dividends payable on the shares of Series B Preferred Stock for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

                  3.  OPTIONAL REDEMPTION AND MANDATORY REDEMPTION.

                  (a) The shares of Series B Preferred Stock are redeemable at the option of the Corporation by resolution of its Board of Directors, in whole or from time to time in part, at any time upon giving notice as provided in SECTION C.3(f) of this ARTICLE FOURTH at a redemption price in cash equal to the sum of (A) $10,000 for each share of Series B Preferred Stock called for redemption plus (B) all dividends accrued and unpaid thereon up to the date fixed for redemption, (such price, plus such dividends accrued and unpaid, shall be hereinafter referred to as the "SERIES B PREFERRED REDEMPTION PRICE").

                  (b) The shares of Series B Preferred Stock shall be redeemed in cash at the Series B Preferred Redemption Price if any of the following events shall occur (such events shall be hereinafter referred to as the "MANDATORY EVENT REDEMPTION DATE"):

                      (i) in the event of the closing of a firm commitment, underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of shares of Common Stock for the account of the Corporation which is an IPO Event; or

                      (ii) any consolidation or merger to which the
                  Corporation is a party other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock or Series B Preferred Stock; or

                      (iii) any sale or conveyance of all or substantially
                  all of the property or business of the Corporation as an entirety (including, in the case of any of the foregoing events, any statutory exchange of securities with another corporation).

                  (c) If a redemption pursuant to this SECTION C.3(a) or (b) of this ARTICLE FOURTH has not occurred by March 31, 2006 (the "SERIES B PREFERRED MANDATORY REDEMPTION DATE"), the Corporation shall, on the Series B Preferred Mandatory Redemption Date, redeem all shares of Series B Preferred Stock outstanding at the Series B Preferred Redemption Price. The Series B Preferred Redemption Price shall be payable in cash.

                  (d) If, for any reason, the Corporation shall fail to discharge its mandatory redemption obligations pursuant to SECTION C.3(b) or (c) of this ARTICLE FOURTH, such purchase obligations shall be discharged as soon as the Corporation is able to discharge such obligations. If and so long as any mandatory redemption obligations with respect to the shares of the Series B Preferred Stock shall not be fully discharged, the Corporation shall not, directly or indirectly:

                      (i) declare or pay any dividend on any Junior
                  Securities or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of, or purchase, redeem or retire, any Junior Securities, make any distribution in respect of Junior Securities, either directly or indirectly and whether in cash or property or in obligations or shares of the Corporation (other than in Junior Securities); or

                      (ii) purchase or redeem (except in either case for
                  consideration payable in Junior Securities) any Junior Securities then outstanding (other than pursuant to a Management Repurchase Note delivered in accordance with the provisions of the Stockholders Agreement or an Employee Stockholder Agreement).

Dividends shall continue to accrue on a cumulative basis with respect to any shares of Series B Preferred Stock subject to a mandatory redemption obligation that has not been discharged by the Corporation pursuant to SECTION C.3(b) or
(c) of this ARTICLE FOURTH.

                  (e) If less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors, and the shares to be redeemed shall be determined pro rata or by lot or in such other manner and subject to such regulations as the Board of Directors in its sole discretion shall prescribe.

                  (f) At least 10 days but not more than 60 days prior to a Mandatory Event Redemption Date, the Series B Preferred Mandatory Redemption Date or the date fixed for any optional redemption of shares of Series B Preferred Stock (such date for optional redemption together with the Mandatory Event Redemption Date and the Series B Preferred Mandatory Redemption Date, shall be hereinafter referred to as the "SERIES B PREFERRED REDEMPTION DATE"), a written notice shall be mailed to each holder of record of shares of Series B Preferred Stock to be redeemed and each holder of record of shares of Series A Preferred Stock which such shares have automatically been converted into shares of Series B Preferred Stock, but which such shares have not yet been issued, in a postage prepaid envelope addressed to such holder at such holder's post office address as shown on the records of the Corporation, notifying such holder of the Mandatory Event Redemption Date, the Series B Preferred Mandatory Redemption Date or the election of the Corporation to redeem such shares, stating the date fixed for redemption thereof, specifying the Series B Preferred Redemption Price, and calling upon such holder to surrender to the Corporation on the Series B Preferred Redemption Date at the place designated in such notice and the certificate or certificates representing the number of shares specified in such notice of redemption. On or after the Series B Preferred Redemption Date, each holder of shares of Series B Preferred Stock to be redeemed and each holder of record of shares of Series A Preferred Stock which such shares have automatically been converted into shares of Series B Preferred Stock, but which such shares have not yet been issued, shall surrender the certificate or certificates for such shares to the Corporation at the place designated in such notice, and against such surrender the Series B Preferred Redemption Price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall he issued representing the unredeemed shares.

                  (g) From and after the Series B Preferred Redemption Date (unless default shall be made by the Corporation in payment in full of the Series B Preferred Redemption Price), all dividends on the shares of Series B Preferred Stock designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the Series B Preferred Redemption Price of such shares (including all accrued and unpaid dividends up to the Series B Preferred Redemption Date) upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation and shall not be deemed to be outstanding for any purpose whatsoever.

                  (h) Shares of Series B Preferred Stock redeemed, repurchased or retired pursuant to the provisions of this SECTION C-3 or surrendered to the Corporation upon conversion shall thereupon be retired and may not be reissued.

                  4. VOTING RIGHTS. Except as otherwise provided in SECTION C.7 of this ARTICLE FOURTH or as required under the DGCL, the holders of shares of Series B Preferred Stock shall not be entitled to vote on any matter submitted to a vote of stockholders of the Corporation. Any vote expressly required by SECTION C.7 of this ARTICLE FOURTH or by the DGCL may be given in person or by proxy, either in writing without a meeting or by vote at any meeting called for such purpose.

                  5.  LIQUIDATION RIGHTS.

                  (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or otherwise, the holders of shares of Series B Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, in cash, the amount of $10,000 for each share of Series B Preferred Stock, plus an amount equal to all dividends accrued and unpaid on each such share up to the date fixed for distribution, before any distribution shall be made to the holders of shares of Junior Securities. If upon any liquidation, dissolution or winding up of the Corporation, the assets distributable among the holders of shares of Series B Preferred Stock and shares of Series A Preferred Stock are insufficient to permit the payment in full to the holders of all such shares of all preferential amounts payable to such holders, then the entire assets of the Corporation so distributable shall be distributed ratably among the holders of the shares of Series B Preferred Stock and the shares of Series A Preferred Stock in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

                  (b) The holder of any shares of Series B Preferred Stock shall not be entitled to receive any payment for such shares under this Section C.5 until such holder shall cause to be delivered to the Corporation (i) the certificate(s) representing such shares and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to surrender such shares to the Corporation free of any adverse interest.

                  (c) After the payment of the full preferential amounts provided for herein to the holders of shares of Series B Preferred Stock, such holders shall be entitled to no other or further participation in the distribution of the assets of the Corporation.

                  6. CONVERSION RIGHTS. The holders of shares of Series B Preferred Stock shall have no right to convert any such shares into shares of Common Stock or any other securities of the Corporation.

                  7. LIMITATIONS. In addition to any other rights provided by applicable law, so long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote, or the written consent as provided by law, of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting separately as a class:

                  (a) create, authorize or issue any class or series of Preferred Stock or any other class of capital stock ranking either as to payment of dividends or distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with, or having preference or priority over, the Series B Preferred Stock (other than the Series A Preferred Stock); or

                  (b) change the powers, preferences or rights with respect to the Series B Preferred Stock so as to affect the Series B Preferred Stock adversely;

PROVIDED, HOWEVER, any vote which would adversely affect the amount or timing of the payment of the dividends on the Series B Preferred Stock, the amount or timing of the payment of the Series B Redemption Price or any amounts paid pursuant to SECTION C.5 of this ARTICLE FOURTH would require the affirmative vote of the holders of all of the outstanding shares of Series B Preferred Stock; and PROVIDED, FURTHER, (except as otherwise required by applicable law) nothing herein contained shall require such a vote or consent in connection with
(i) any increase in the total number of authorized shares of Common Stock, or
(ii) the authorization or increase of any class or series of shares ranking, as to dividends and in liquidation, dissolution or winding up of the affairs of the Corporation, junior to the Series B Preferred Stock; Provide that no such vote or written consent of the holders of the shares of Series B Preferred Stock shall be required if, at or prior to the time when the issuance of any such shares ranking on a parity with, or having preference or priority over, the Series B Preferred Stock is to be made or any such change is to take effect, as the case may be, provision is made for the redemption of all the then outstanding shares of Series B Preferred Stock.

                  8. DIVIDEND RECEIVED DEDUCTION. For federal income tax purposes, the Corporation shall report distributions on the Series B Preferred Stock as dividends, to the extent of the Corporation's current and accumulated earnings and profits (as determined for federal income tax purposes). In addition, the Corporation covenants not to take any action voluntarily which could reasonably be expected to cause dividends on the Series B Preferred Stock to fail to be eligible for the dividend received deduction pursuant to Section 243 of the Internal Revenue Code of 1986, as amended from time to time.

                  D. COMMON STOCK. The powers, preferences and rights of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock and the qualifications, limitations or restrictions thereof are as follows:

                  1.  VOTING.

                  (a) CLASS A COMMON STOCK. Each share of Class A Common Stock shall entitle the holder thereof to one (1) vote.

                  (b) CLASS B COMMON STOCK. The shares of Class B Common Stock shall be non-voting shares except to the extent that a class vote is required under the DGCL and except that the consent of the holders of at least a majority of the shares of Class B Common Stock then outstanding shall be necessary to permit, effect or validate (x) the issuance of any series of capital stock of the Corporation, other than the Class A Common Stock, the Class C Common Stock, the

Series A Preferred Stock or the Series B Preferred Stock, which is on a parity with or senior as to liquidation to the Class B Common Stock; or (y) the repeal, amendment or other change in this Certificate of Incorporation in a manner which would increase or decrease the aggregate number of authorized shares of Class B Common Stock, increase or decrease the par value per share of the Class B Common Stock, or alter or change the powers, preferences or rights of the Class B Common Stock in any material respect.

                  (c) CLASS C COMMON STOCK. Each share of Class C Common Stock shall entitle the holder thereof to ten (10) votes.

                  2.  CONVERSION OF SHARES.

                  (a) CONVERSION OF CLASS A COMMON STOCK.

                      (i) Except as provided in SECTION D.2(b) of this ARTICLE FOURTH, upon the transfer of any shares of Class A Common Stock to any holder who is subject to, or whose Affiliates (as defined in Regulation Y of the Board of Governors of the Federal Reserve System (12 C.F.R. 225) or any successor to such regulation ("REGULATION Y")) are subject to, the limitations of the Bank Holding Company Act of 1956, as amended, or the International Banking Act of 1978, as amended (such holder shall be hereinafter referred to as a "REGULATED HOLDER"), such Regulated Holder of the Class A Common Stock so transferred shall have the right, but not the obligation, to convert such shares of Class A Common Stock to shares of Class B Common Stock on a share-for-share basis by providing written notice to the Corporation (the "CONVERSION TO NON-VOTING") and each such conversion shall be deemed to have been effected as of the close of business on the date on which such notice has been received.

                      (ii) Upon the Conversion to Non-Voting of each share
                  of Class A Common Stock pursuant to SECTION D.2(a)(i) of this ARTICLE FOURTH, one-ninth of a share of Class A Common Stock held by persons other than Regulated Holders shall automatically be converted to one-ninth of a share of Class C Common Stock as described in the following sentences. The holder of the shares subject to the Conversion to Non-Voting shall specify in writing to the Corporation the names of the holders of the Class A Common Stock which are to be converted to Class C Common Stock pursuant to this clause (ii), which specification shall be approved by each holder of Class A Common Stock specified therein.

                  (b) Conversion of Class B Common Stock. In connection with the occurrence (or the expected occurrence, as described herein) of any of the following events (each such event shall be hereinafter referred to as a "CONVERSION EVENT"):

                      (i) any registered underwritten public offering of common equity securities of the Corporation; or

                      (ii) any sale of Securities of the Corporation to a
                  person or group of related persons (such sale being within the meaning of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding any shares of Class B Common Stock being converted and disposed of in connection with such Conversion Event) which possess in the aggregate, the ordinary voting power to elect a majority of the corporation's directors; or

                     (iii) any sale of securities of the Corporation to a
                  person or group of persons (such sale being within the meaning of the Exchange Act) if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2k) of the outstanding securities of any class of voting securities of the Corporation; or

                      (iv) a merger, consolidation or similar transaction
                  involving the Corporation if, after such transaction, a person or group of persons in the aggregate would own or control securities of the Corporation which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors (provided that the transaction has been approved by the Board of Directors of the Corporation or a committee thereof and by the holders of a majority of the Common Stock then outstanding (excluding all shares of Class B Common Stock));

each holder of shares of Class B Common Stock shall be entitled at any time and from time to time to convert into an equal number of Shares of Class A Common Stock any of such holder's Class B Common Stock which are being (or are expected to be) distributed, disposed of or Bold in connection with such Conversion Event. Each holder of shares of Class B Common Stock shall be entitled to convert its shares of Class B Common Stock in connection with any Conversion Event if such holder reasonably believes that such Conversion Event shall be consummated. A written request for conversion from any holder of Class B Common Stock to the Corporation stating such holder's reasonable belief that a Conversion Event shall occur shall be a conclusive determination thereof and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The Corporation shall not cancel the shares of Class B Common Stock so converted before the tenth day following such Conversion Event and shall reserve such shares until such tenth day for possible reissuance. If any shares of Class B Common Stock are converted into shares of Class A Common Stock in connection with a Conversion Event and such shares of Class A Common Stock are not actually distributed, disposed of or sold pursuant to such

Conversion Event, such shares of Class A Common Stock shall be promptly converted back into the same number of shares of Class B Common Stock.

                  (c) CONVERSION OF CLASS C COMMON STOCK. One-ninth of an outstanding share of Class C Common Stock shall automatically, without any further act or deed on the part of the Corporation or any other person, be converted into one-ninth of a share of Class A Common Stock, on a share-for-share basis, immediately upon, and concurrently with, the conversion of each share of Class B Common Stock into a share of Class A Common Stock pursuant to SECTION D.2(b) of this ARTICLE FOURTH. If, however, any shares or fraction of a share of Class A Common Stock are converted back into the same number of shares or fraction of a share of Class B Common Stock because such shares or fraction of a share of Class A Common Stock were not actually distributed, disposed of or gold pursuant to a Conversion Event as provided in SECTION D.2(b) of this ARTICLE FOURTH, then any shares or fraction of a share of Class B Common Stock which converted into shares or fraction of a share of Class A Common Stock pursuant to this SECTION D.2(c) shall be promptly converted back into the same number of shares or fraction of a share of Class C Common Stock. Unless otherwise specified in a writing delivered by the holder of the shares or fraction of a share of Class B Common Stock being converted pursuant to SECTION D.2(b) of this ARTICLE FOURTH, the number of shares or fraction of a share of Class C Common Stock of each holder of Class C Common Stock which shall be converted into a share or fraction of a share of Class A Common Stock shall he determined by multiplying the total number of shares or fraction of a share to be converted times a fraction, the numerator of which is the number of shares of Class C Common Stock held by such holder, and the denominator of which is the total number of shares of Class C Common Stock outstanding.

                  (d) CONVERSION PROCEDURE; ISSUANCE OF CERTIFICATES.

                      (i) Unless otherwise provided for in connection with a Conversion Event, each conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to SECTION D.2(b) of this ARTICLE FOURTH shall be effected by the surrender of the certificates representing the shares of Class B Common Stock to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Class B Common Stock) at any time during normal business hours, together with a written notice by the holder Of such shares of Class B Common Stock stating that such holder desires to convert such shares. Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for such shares of Class A Common Stock are to be issued and shall include instructions for reasonable delivery thereof. Unless otherwise provided for in connection with a Conversion Event, each conversion of Class B Common Stock to Class A Common Stock shall be deemed to have been effected as of the close of business on the date on which such certificates representing such Class B Common Stock have been surrendered and such notice has been received. At such time, the rights of the holder of the surrendered shares of Class B Common Stock as such holder shall cease, and the person in whose name the certificates for the shares of Class A Common Stock will he issued upon such conversion shall be deemed to have become the holder of record of the shares Of Class A Common Stock represented thereby. Promptly after the surrender of the certificates and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions, the certificates for the shares of Class A Common Stock issuable upon such conversion, and certificates representing any surrendered shares of Class B Common Stock which were delivered to the Corporation in connection with such conversion but which were not requested to be converted and, therefore, were not converted.

                      (ii) Unless otherwise provided for in connection with
                  a Conversion Event, each conversion of shares of Class A Common Stock into shares of Class B Common Stock pursuant to SECTION D.2(a) of this ARTICLE FOURTH shall be effected by the surrender of the certificates representing the shares of Class A Common Stock to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Class B Common Stock) at any time during normal business hours, together with a written notice by the holder of such shares of Class A Common Stock stating that such holder desires to convert such shares; PROVIDED, that the conversion of shares of Common Stock from one class to another pursuant to SECTION D.2(a) of this ARTICLE FOURTH shall be deemed effective as provided in SECTION D.2(a)(i) of this ARTICLE FOURTH whether or not the certificates representing such shares indicate the proper class designation.

                     (iii) Each holder of any shares Common Stock of any
                  class which are automatically converted into shares of Common Stock of another class in accordance with SECTION D.2(c) of this ARTICLE FOURTH shall tender certificates representing such shares to the Corporation promptly for reissuance with the post-conversion class designation; Provided, that the conversion of Common Stock from one class to another pursuant to SECTION D.2(c) of this ARTICLE FOURTH shall occur automatically and be effective whether or not the certificates representing such shares indicate the proper class designation.

                      (iv) The issuance of certificates for any class of
                  Common Stock upon conversion from any other class of Common Stock shall he made without charge to the holders of such

                  Common Stock for any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock upon the conversion. The holder, however, shall pay to the Corporation the amount of any tax which is due (or shall establish to the satisfaction of the Corporation the payment thereof or that no such payment is due) if the shares are to be issued in a name other than the name of such holder.

                      (v) The Corporation shall reserve and at all times shall have reserved out of its authorized but unissued Class A Common Stock, Class B Common Stock and Class C Common Stock, solely for the purpose of issuance upon the conversion of any shares of Common Stock in accordance with this SECTION D.2, such number of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock, respectively, as may be issuable upon such conversion. All shares of Common Stock issuable upon any conversion pursuant to this SECTION D.2 shall, when issued, constitute duly and validly issued, fully paid and nonassessable shares of Common Stock. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized number of shares of Class A Common Stock, Class B Common Stock or Class C Common Stock, as the case may be, to permit issuance of Class A Common Stock, Class B Common Stock or Class C Common Stock in accordance with this SECTION D.2. The Corporation shall use its reasonable best effort to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock of the relevant class may be listed (except for official notice of issuance which shall be immediately transmitted by the Corporation upon issuance).

                      (vi) The Corporation shall not close its books
                  against the transfer of Common Stock in any manner which would interfere with the timely conversion of any Common Stock pursuant to this SECTION D.2. The Corporation shall assist and cooperate with any holder of shares of Common Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Common Stock hereunder (including, without limitation, making any filings required to be made by the corporation).

                  3. DIVIDENDS. Subject to the rights of the holders of Preferred Stock or any other class or series of stock having a preference as to dividends over the Common Stock then outstanding, the holders of Common Stock will be entitled to receive, to the extent permitted by law, and to share equally and ratably, share for share, to the exclusion of the holders of any and all series of Preferred Stock, such dividends as may be declared from time to time by the Board of Directors. No dividends shall be paid on the Class A Common Stock, the Class B Common Stock or the Class C Common Stock, whether in cash, property or shares of stock of the Corporation, unless the same dividend shall be payable on each share of Class A Common Stock, Class B Common Stock and Class C Common Stock; PROVIDED that if dividends so declared are payable in shares of Common Stock, dividends will he declared which are payable at the same rate on all series of Common Stock, and the dividends on the Class A Common Stock will be paid in Class A Common Stock, the dividends on the Class B Common Stock will be paid in Class B Common Stock and the dividends on the Class C Common Stock will be paid in Class C Common Stock.

                  4.  OTHER POWERS, PREFERENCES AND RIGHTS.

                  (a) The Class A Common Stock, the Class B Common Stock and the Class C Common Stock are subject to all the powers, preferences and rights of the Preferred Stock as may be stated in this Certificate of Incorporation of the Corporation.

                  (b) Except as otherwise required by law or expressly provided for in this Certificate of Incorporation, the powers, preferences and rights of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock, and the qualifications, limitations or restrictions thereof, shall in all respects be identical.

                  5. STOCK ADJUSTMENTS. The Corporation shall not be a party to or effect any merger, consolidation, reorganization, reclassification or recapitalization pursuant to which any Regulated Holder would be required to receive, or which would result in such Regulated Holder owning or controlling,
(a) any voting securities which would cause such holder to hold more than 4.999k (or 24.999% in the case of Windward/Merchant, L.P. either alone or in the aggregate with Windward/Merban, L.P. and CS First Boston Merchant Investments 1995/96, L.P.) of the outstanding shares of any Class of voting securities, (b) any securities convertible into voting securities which if such conversion took place would cause such holder to hold more than 4.999k (or 24.999k in the case of Windward/Merchant, L.P. either alone or in the aggregate with Windward/Merban, L.P. and CS First Boston Merchant Investments 1995/96, L.P.) of the outstanding shares of any Class of voting securities other than securities which are specifically provided to be convertible only in the event that such conversion may occur without any violation of Regulation Y or (c) with Windward/Merchant, L.P., Windward/Merban, L.P. and CS First Boston Merchant Investments 1995/96, L.P. in the aggregate more than 24.999k of the total outstanding shares of Common Stock. The term "Class" shall have the meaning determined by reference to Regulation Y and all authoritative interpretations of Regulation Y. In the event of any merger, consolidation, reorganization, reclassification or recapitalization, effective provision shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the Class A Common Stock, Class B Common Stock and Class C Common Stock that shall be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of Class A Common Stock, Class B Common Stock or Class C Common Stock, respectively. In case securities or property other than Class A Common Stock, Class B Common Stock or Class C Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section D.5 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

                  6. LIQUIDATION. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or otherwise, after payment shall have been made to the holders of any Preferred Stock, the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock, to share ratably according to the number of shares Of Class A Common Stock, Class B Common Stock and Class Q Common Stock held by them in the remaining assets of the Corporation available for distribution to its stockholders.

                  7. DESIGNATION OF ADDITIONAL SHARES OF CLASS A COMMON STOCK, CLASS B COMMON STOCK AND CLASS C COMMON STOCK.

                  (a) The Board of Directors of the Corporation is expressly authorized at any time, and from time to time, to provide for the issuance at any time, and from time to time, of shares of Common Stock not previously designated as to class as Class A Common Stock, Class B Common Stock or Class C Common Stock as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors.

                  (b) Each share of Common Stock issued by the Corporation, if reacquired by the Corporation (whether by repurchase or other means), shall upon such reacquisition resume the status of authorized and unissued shares of Common Stock, undesignated as to class and available for designation and issuance by the Corporation in accordance with paragraph (a) of this SECTION D.7.

                  FIFTH: INCORPORATOR. The name and mailing address of the incorporator is Sherry S. Treston, Sidley & Austin, One First National Plaza, Chicago, Illinois 60603.

                  SIXTH: NUMBER AND ELECTION OF DIRECTORS. The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-laws of the Corporation. Election of directors need not be by written ballot unless the By-laws so provide.

                  SEVENTH: LIABILITY OF DIRECTORS. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability W for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Article Eighth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                  EIGHTH: INDEMNIFICATION OF DIRECTORS AND OFFICERS. Each person who is or was a director or officer of the Corporation, and each person who serves or served at the request of the Corporation as a director or officer of another enterprise, shall be indemnified by the Corporation in accordance with, and to the fullest extent authorized-by, the DGCL.

                  NINTH: AMENDMENT OF BY-LAWS. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-laws of the Corporation, subject to any specific limitation on such power contained in any By-laws adopted by the stockholders.

                  TENTH: AMENDMENT OF CERTIFICATE OF INCORPORATION. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

                  ELEVENTH: MEETINGS OF STOCKHOLDERS: BOOKS OF THE CORPORATION. Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

                  IN WITNESS WHEREOF, the undersigned, being the President of this Corporation, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly, has hereunto set his hand this 1st day of April, 1996.



                                          French Holdings, Inc



                                          By: /s/ Gary L. Swenson
                                             -----------------------
                                              Title: President




Attest:
/s/ Bela R. Schwartz
Title: Secretary